EXHIBIT 23.1

CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING  FIRM

To the Board of Directors
India Globalization Capital, Inc.

We hereby consent to the incorporation by reference to Amendment No.  2 to the Registration Statement on Form S-3 of India Globalization Capital, Inc. of our report on the financial statements of India Globalization Capital, Inc. for the fiscal years that ended on March 31, 2013 and March 31, 2014. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/AJSH & Co.
AJSH & Co.
Delhi, India
Chennai, India
March 19 , 2015